EXHIBIT 99.1

Press Release

GeoPharma Reports Third Quarter Results

Largo, FL –February 13, 2007 – GeoPharma, Inc. (NASDAQ:GORX) today announced financial results for the three and nine months ended December 31, 2006.

Chief Executive Officer, Mihir Taneja commented, “The third was yet another great quarter for the company. We proved that we can consistently grow revenues along with maintaining a consistent profit while still investing heavily into the generic drug sector of our business. We have been able to increase margins through our manufacturing operations, develop new market segments and further diversify our marketing channels. As we look forward to future quarters, we continue to be optimistic about our growth with the expected launch of our generic drugs.”

Q3 Financial Summary

•

Total revenues for the third quarter ended December 31, 2006 grew to $14.3 million, a 15.5% increase compared to the December 2005 quarter and a 14.4% decrease as compared to the second quarter ended September 2006.

•	Gross profits grew to $4.5 million for the December 2006 quarter, a 37% increase as compared to the December 2005 quarter and a 3.2% decrease compared to the September 2006 quarter.

•

Selling, general and administrative expenses, exclusive of depreciation and and amortization, were $3.4 million for the quarter ended December 2006 as compared to $2.2 million for the quarter ended December 2005 and as compared to $3.7 million for the quarter ended September 2006. This increase as compared to the corresponding 2005 period is primarily due to the $428,000 stock option compensation expense recorded for SFAS 123R, Share-Based Payments that was not required to be recorded by the Company until April 1, 2006, the date of required implementation for the Company; secondarily, increases this quarter as compared to the 2005 quarter were also attributable to higher costs related to legal and accounting and other business expansion costs such as rents, payrolls and related insurances.

•

Research and development (“R&D”) expenditures for the three months ended December 31, 2006 totaled approximately $309,000 all of which was charged as an expense to operations as compared to $112,000 of R&D expense for the three month period ended December 31, 2005 and as compared to $367,000 of R&D expense for September 2006 quarter.

•

GAAP net income for the December quarter 2006 was $684,000 as compared to $365,000 in the December quarter 2005 and as compared to $793,000 in the September quarter 2006. The December 2006 $684,000 GAAP net income was net of $300,000 of tax expense versus the December 2005 net income of $365,000 was net of $567,000 in quarterly tax expense with the $793,000 September 2006 GAAP net income being net of $284,000 of income tax expense.

•	Comparable Non-GAAP net income for the December quarter 2006 was $1.1 million as compared to the December 2005 net income of $365,000 which did not have the $428,000 123R expense.

•

GAAP EPS for the December 2006 quarter was $.05 on 13,191,605 diluted shares. December 2006 quarter Non-GAAP net income, adding back the stock option compensation expense was $1.1 million, or $0.11 per share basic and $0.08 diluted.

•	EBITDA for the quarter December 2006 was $1.4 million versus $1.3 million EBITDA for both the December 2005 quarter and the September 2006 quarter.

NON-GAAP FINANCIAL MEASURES:

GeoPharma reports net income and earnings per share (EPS) on a GAAP and non-GAAP basis. The non-GAAP measures are described in the section titled “Non-GAAP Financial Measures” and are reconcilable to the corresponding GAAP measures in the accompanying financial tables. The Non-GAAP measures used by the Company and its management are supplements to our consolidated financial statements presented in accordance with US GAAP as required by the SEC. The Non-GAAP financial measures for financial and operational decision making and are used as a tool to measure period to period performance and is not meant to replace the financial information prepared and presented in accordance with GAAP. Our management believes that these Non-GAAP measures exclude certain expenses so to directly indicate our core business segments’ performance and operating results. In addition, these measures also assist our management with internal comparisons to our historical performance and may assist our investors in understanding core business performance.

See the GAAP and Non-GAAP financial tables that follow.

ABOUT GEOPHARMA, INC.

GeoPharma, Inc. is a rapidly growing pharmaceutical company specializing in the manufacturing and distribution of over-the-counter, nutritional, generic drug and functional food products. The company’s growth strategy is to capitalize on its manufacturing expertise to develop high margin generic or novel drugs for niche markets with high barriers to entry. GeoPharma’s competitive advantage lies in its ability to circumvent or overcome the challenges in these markets. For more about GeoPharma, Inc., go to our websites at www.geopharmainc.com, www.onlineihp.com and www.hoodiadexl10.com

CONFERENCE CALL INFORMATION

GeoPharma will host a conference call to discuss results on Tuesday, February 13, 2007 at 11:30 (ET) with CEO, Mihir Taneja and VP/CFO, Carol Dore-Falcone. Interested parties may participate in the conference call by dialing 1-866-203-2528 and entering passcode 58963376, 5 minutes prior to the initiation of the call. A replay of the conference call will be available from 1:30 PM (ET) on February 13 through February 20, by dialing 1-888-286-8010 and entering passcode 85195477.

FORWARD LOOKING STATEMENTS

This press release may contain statements, which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those regarding the company and its subsidiaries’ expectations, intentions, strategies and beliefs pertaining to future performance. All statements contained herein are based upon information available to the company’s management as of the date hereof, and actual results may vary based upon future events, both within and without management’s control. Important factors that could cause such differences are described in the company’s periodic filings with the Securities and Exchange Commission.

GAAP AND NON-GAAP BASIS FINANCIAL TABLES FOLLOW

Contact Information:

GeoPharma

Carol Dore-Falcone, VP/CFO

T: 727-544-8866 x244, E: cdf@onlineihp.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended December 31,		Nine months ended December 31,
	2006	2005	2006	2005
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total Revenues	$14,284,000	$12,369,000	$45,611,000	$36,313,000
Gross Profit	$4,516,000	$3,297,000	$12,688,000	$9,281,000
Stock option compensation expense	$428,000	$—	$1,283,000	$—
SG&A	$3,315,000	$2,384,000	$9,728,000	$7,767,000
Other income / (expense), net	$(34,000)	$(113,000)	$101,000	$591,000
Income tax benefit (expense)	$(300,000)	$(567,000)	$(888,000)	$(851,000)
Preferred Dividends	$75,000	$75,000	$225,000	$225,000
Net income (loss) available to common shareholders	$684,000	$365,000	$1,650,000	$1,322,000
Basic earnings (loss) per common share outstanding	$0.07	$0.04	$0.17	$0.15
Basic weighted average common shares outstanding	9,818,924	9,005,134	9,877,749	8,884,866
Diluted earnings (loss) per common share outstanding	$0.06	$0.03	$0.14	$0.11
Diluted weighted average common shares outstanding	13,191,605	12,826,152	13,290,210	12,630,224
EBITDA	$1,365,000	$1,258,000	$3,429,000	$3,009,000

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THE COMPARABLE GAAP FINANCIAL MEASURE

On April 1, 2006 the Company adopted the provisions of SFAS 123R. To follow is the reconciliation of the generally accepted accounting principles (“GAAP”) basis net income to the non-GAAP measurement of net income as follows:

	For the three months December 31,		For the nine months ended December 31,
	2006	2005	2006	2005
Net income:
As reported	$684,000	$364,000	$1,650,000	$1,322,000

Add back: 123R compensation expense	$428,000	$—	$1,283,000	—
Non-GAAP net income	$1,112,000	$—	$2,933,000	$—

Net income per common share:
Basic income (loss) per share:
As reported	$0.07	$0.04	$0.17	$0.15

Add back 123R compensation expense	$0.04	$—	$0.13	—
Non-GAAP EPS – basic	$0.11	$—	$0.30	—

Diluted income (loss) per share:
As reported	$0.06	$0.03	$0.14	$0.11

Add back 123R compensation expense included in SGA expense	$0.03	$—	$0.10	—
Non-GAAP EPS – diluted	$0.09	$—	$0.24	—

The statement of Financial Accounting Standards No. 123R (SFAS 123R), “Share-Based Payment” was required to be adopted by the Company on April 1, 2006. SFAS 123R requires the cost relating to share-based payment transactions, inclusive of stock options granted to employee and nonemployees, in which an entity exchanges its equity instruments for goods and services now be recognized in the Consolidated Financial Statements as the goods or services are rendered. The cost now required to be recorded as compensation expense within SGA expense, is measured at the fair value of the equity instrument issued. We are no longer permitted to follow the intrinsic value of accounting method under the previous accounting guidance which resulted in no expense for stock options be recognized or recorded when the exercise price was equal to or greater than the fair market value of the underlying stock on the date of grant. Company management believes excluding the impact of SFAS 123R from net income provides meaningful supplemental information regarding our financial results for the three and nine months ended December 31, 2006 as compared to the same periods in fiscal 2005 since our Consolidated Financial Statements issued prior to April 1, 2006 did not, and will not change as a result of adopting SFAS 123R. There was no change in our previously issued consolidated financial statements because we elected the modified prospective transition method. The Company believes that this financial information is useful to management and to investors in assessing GeoPharma’s historical performance and year-over-year growth and when we are planning, forecasting and analyzing future periods For additional information, see the Company’s December 31, 2006 Form 10-Q that will be filed on February 14, 2007.

*******************************************